 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: November 6, 2009 (date of earliest transaction: October 30, 2009)

ELEPHANT TALK COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands
_______
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (31) (020) 653-5916

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Filings) relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the exhibits attached to this Current Report on Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Heads of Terms

On November 2, 2009, Elephant Talk Communications, Inc. (the “Registrant”) entered into a generally non-binding heads of terms agreement (the “HOT Agreement”) with ValidSoft Limited (“ValidSoft”), a company organized under the laws of the Republic of Ireland, and the shareholders of ValidSoft.  The HOT Agreement replaces a previous agreement entered into on February 23, 2009, between Registrant and ValidSoft.

Under the HOT Agreement, the Registrant expects to enter into a definitive agreement to acquire 100% of the issued and outstanding securities of ValidSoft for consideration consisting of 20% of the issued and outstanding common shares of Registrant as of February 1, 2009 and warrants to purchase common shares of Registrant equal to (i) 20% of the issued and outstanding warrants of Registrant as of February 1, 2009; and (ii) 20% of the issued and outstanding options of Registrant as of February 1, 2009.  Twenty-five percent of the foregoing consideration shall be placed into escrow and, in the event certain revenue milestones (as set forth the in the HOT Agreement) have not been achieved, is subject to forfeiture and cancellation.

The HOT Agreement includes the payment of a binding break-up fee of € 2,000,000 by a party if (i) such party breaches the exclusivity and conduct of business provisions described in the HOT Agreement; (ii) such party terminates negotiations before December 31, 2009 without good cause (as defined in the HOT Agreement); or (iii) such party is unable to complete the proposed transactions substantially upon the terms set forth in the HOT Agreement by December 31, 2009.

This summary of the terms of the HOT Agreement is qualified in its entirety by reference to the HOT Agreement, filed as Exhibit 10.1 to this Current Report, and incorporated by reference as if set forth in full.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Heads of Terms Agreement, dated November 2, 2009, among Elephant Talk Communications, Inc., ValidSoft Limited and the shareholders of ValidSoft Limited.

* Portions of this document have been omitted based on a request for confidential  treatment submitted to the SEC. The unredacted document has been separately filed with the SEC. The redacted information is confidential information of the Registrant, ValidSoft Limited and the shareholders of ValidSoft Limited.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

By:	/s/ Steven van der Velden
Name: Steven van der Velden
Title: President and Chief Executive Officer

Dated:  November 6, 2009